                                  FORM 8-K/A

                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported)
                                    6/13/01

                       Commission File Number 00030074

                                APO HEALTH, INC.
                               ------------------
            (Exact name of registrant as specified in its charter)


                 Nevada                              86-0871787
                --------                            ------------
    (State or other jurisdiction of      (IRS Employer Identification No.)
     incorporation or organization)



                3590 Oceanside Road, Oceanside, New York 11575
               ------------------------------------------------
                   (Address of principal executive offices)

                                (800) 365-2839
                               ----------------
                        (Registrant's telephone number)

                        InternetFinancialCorp.com, Inc.
                         1055 W. Hastings St., Ste 900
                      Vancouver, British Columbia, Canada
                          Former fiscal year: April 30
             (Former name, former address and former fiscal year,
                         If changed since last report)

                                (516) 763-5631
                               ----------------
                (Registrant's facsimile, including area code)

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                                ITEMS REPORTED

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On or about June 15, 2001, the registrant terminated its engagement with its independent accountant, Michael L. Stuck, CPA PC, located in Scottsdale, Arizona. Also on or about that date, the Company hired Malone & Bailey, PLLC, located in Houston, Texas as its new independent accountant.

Michael L. Stuck audited and reported on the financial statements of Internationalfinancial.com, Inc. (the former name of APO Health, Inc.) as of,
and for the two most recent fiscal years ended April 30, 2001 and 2000.   In
neither of the reports prepared by Mr. Stuck was there an adverse opinion or disclaimer of opinion, nor were the reports modified as to uncertainty, audit scope or accounting principles.

There were no disagreements between the Company and Mr. Stuck during the registrant's two most recent fiscal years nor were there disagreements in any subsequent interim period(s) preceding the date of the termination with respect to any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Michael Stuck's satisfaction, would have caused it to make reference to the subject matter of the disagreements(s) in connection with its report.

The change in accountants was approved by the board of directors on or about May 29, 2001

ITEM 5. OTHER INFORMATION

N/A

                                  SIGNATURES

Pursuant of the requirements of the Securities Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               APO Health, Inc.
                                (Registrant)



        DATE:     2/26/02               By:    /s/ Jan Stahl
                                             ----------------------------
                                             Jan Stahl, President





Exhibit Index

16.4 Former Accountant's response letter (Michael L. Stuck, CPA PC)